Exhibit 10.5

FORM OF AGREEMENT OF MERGER BETWEEN

MACON BANCORP AND

MACON FINANCIAL CORP.

THIS AGREEMENT OF MERGER (the “Merger Agreement”) dated as of                     , is made by and among Macon Bancorp (“Macon Bancorp”) and Macon Financial Corp. (the “Holding Company”). Capitalized terms have the respective meanings given them in the Plan of Conversion (the “Plan”) of Macon Bancorp dated                     ,             , as amended, unless otherwise defined herein.

R E C I T A L S:

1. The Holding Company is a North Carolina stock corporation.

2. Macon Bancorp is a North Carolina mutual holding company that owns 100% of the capital stock of Macon Bank (the “Bank”).

3. At least a majority of the entire Board of Directors of each of Macon Bancorp and the Holding Company have approved this Merger Agreement whereby Macon Bancorp will merge with an into the Holding Company, with the Holding Company as the surviving or resulting corporation (the “Merger”), and have authorized the execution and delivery of this Merger Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

1. Merger. At and on the Effective Date of the Merger, Macon Bancorp will merge with and into the Holding Company with the Holding Company as the Surviving or resulting entity (“Resulting Corporation”) whereby the Bank will become a wholly owned subsidiary of the Holding Company and Eligible Depositors of the Bank will automatically, without further action on the part of the Eligible Depositors, receive an interest in the Liquidation Account in exchange for their ownership interests in Macon Bancorp.

2. Effective Date. The Merger shall not be effective until and unless (i) the Plan is approved by the Boards of Directors of Macon Bancorp and the Holding Company, and at least a majority of the eligible votes of Voting Members, (ii) any required approvals of the Plan by Bank Regulators have been received, and (iii) the Articles of Merger shall have been accepted for filing with respect to the Merger. Approval of the Plan by the Voting Members shall constitute approval of this Merger Agreement and the Conversion by the Voting Members.

3. Name. The name of the Resulting Corporation shall be Macon Bancorp.

4. Offices. The main office of the Resulting Corporation shall be One Center Court, Franklin, North Carolina.

5. Directors and Officers. The directors and officers of Macon Bancorp immediately prior to the Effective Date shall be the directors and officers of the Resulting Corporation after the Effective Date.

6. Rights and Duties of the Resulting Corporation. At the Effective Date, Macon Bancorp shall be merged with and into the Holding Company with the Holding Company as the Resulting Corporation. The business of the Resulting Corporation shall be as provided in its Articles of Incorporation. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Holding Company and Macon Bancorp shall be transferred automatically to and vested in the Resulting Corporation by virtue of the Merger without any deed or other document of transfer. The Resulting Corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interest, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Holding Company and Macon Bancorp. The Resulting Corporation shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Holding Company and Macon Bancorp immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Holding Company and Macon Bancorp, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of the Holding Company or Macon Bancorp. All rights of creditors and other obliges and all liens on property of the Holding Company and Macon Bancorp shall be preserved and shall not be released or impaired.

7. Rights of Stockholders. At the Effective Date, 100% of the Bank’s issued and outstanding common stock will be owned by the Resulting Corporation and Eligible Depositors of the Bank will automatically, without further action on the part of the Eligible Depositors, receive an interest in the Liquidation Account in exchange for their ownership interests in Macon Bancorp.

8. Other Terms. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Merger Agreement and the Conversion.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the Holding Company and Macon Bancorp have caused this Merger Agreement to be executed as of the date first above written.

ATTEST:	MACON BANCORP

By:
Secretary		Roger Plemens
President and Chief Executive Officer

ATTEST:	MACON FINANCIAL CORP.

By:
Secretary		Roger Plemens
President and Chief Executive Officer